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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



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Westwood Homestead Financial Corporation

                                             Percentage          State Of
Subsidiaries (1)                               Owned          Incorporation
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Westwood Homestead Savings Bank                100%            United States

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(1)      The operations of the subsidiary are included in the consolidated financial statements contained in the annual report to stockholders attached hereto as an exhibit.